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                                                                  EXHIBIT 21


PARENTS AND SUBSIDIARIES

     The Company and its subsidiaries* as of July 3, 1998 are as follows:


                                        State (Country) of         Percentage of Voting
Name of Company                            Incorporation            Securities Owned
---------------                         ------------------         --------------------
Kellwood Company                        Delaware                           Parent
American Recreation Products, Inc.      Delaware                            100%
Kellwood Asia Limited                   Hong Kong                           100%
Smart Shirts Limited                    Hong Kong                           100%
South Asia Garment Limited              Hong Kong                           100%
KWD Holdings, Inc.                      Delaware                            100%
Robert Scott & David Brooks
  Outlet Stores, Inc.                   Delaware                            100%
Tri-W Corporation                       North Carolina                      100%
Halmode Apparel, Inc.                   Delaware                            100%

<F*> Some of the above subsidiaries also have subsidiaries which are not listed because, in the aggregate, they are not considered to be significant.


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